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                                                                     EXHIBIT 4.4



         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                          SUBORDINATED PROMISSORY NOTE

$250,000                                                      New York, New York
                                                              February 28, 2002

                  FOR VALUE RECEIVED, the undersigned, Access Integrated Technologies, Inc., a Delaware corporation (the "Issuer"), hereby unconditionally promises to pay on the Note Maturity Date (as defined in that certain Note Purchase Agreement, dated as of February 28, 2002, by and between the Purchaser (as defined below) and the Issuer (the "Note Purchase Agreement")) to the order of A. Dale Mayo (the "Purchaser") at such address designated by the Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000). Subject to Section 3.3 of the Note Purchase Agreement, the Issuer further agrees to pay interest on the unpaid principal amount outstanding hereunder from time to time, from the date hereof, in like money, at the applicable interest rate percent per annum as set forth in Section 3.3 of the Note Purchase Agreement, but in no event on a date later than the Note Maturity Date (as the term is defined in the Note Purchase Agreement).

                  The Purchaser hereby irrevocably and unconditionally subordinates its right of payment and collection under this Note to all indebtedness and claims of any bank and/or financial institution providing working capital or other credit or customary terms and conditions to the Issuer ("Senior Lender"), whether now existing or hereafter incurred, with a view to insuring that all such Senior Lenders in the event of the dissolution, winding up, liquidation, insolvency or bankruptcy of the Issuer shall be paid their then existing claims in full prior to the prepayment of this Note.

                  This Note is the subordinated promissory note referred to in the Note Purchase Agreement, and is entitled to the benefits thereof. In the event of any conflict between the Note Purchase Agreement and this Note, the terms and provisions of the Note Purchase Agreement shall govern.

                  Subject to the subordination provision set forth herein, upon the occurrence of any one or more of the Events of Default specified in the Note Purchase Agreement, all amounts then remaining unpaid on this Note shall automatically become, or may be declared to be, immediately due and payable, all as provided in the Note Purchase Agreement.


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                  Subject to the provisions of the legend above, this Note is freely transferable, in whole or in part, by the Purchaser, and such transferee shall have the same rights hereunder as the Purchaser. The Issuer may not assign or delegate any of its obligations under this Note without the prior written consent of the Purchaser (or its successor, transferee or assignee).

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Subject to Section 3 of the Note Purchase Agreement, the Issuer agrees to pay all of the Purchaser's expenses, including reasonable attorneys' costs and fees, incurred in collecting sums due under this Note.

                  This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

                                            ACCESS INTEGRATED TECHNOLOGIES, INC.




                                            By: /s/ Gary S. Loffredo
                                                --------------------------------
                                                Name:
                                                Title:


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